EXHIBIT 23.3


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Amendment No. 1 to the Registration Statement and Prospectus of COL China Online International Inc. of our reports dated June 7, 2000 and February 18, 2000, accompanying the financial statements of COL China Online International Inc. and Migration Developments Limited, respectively, contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Hein + Associates LLP
-------------------------
Hein + Associates LLP

Denver, Colorado
June 24, 2000